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                                                                   Exhibit 10(c)

                        Amendment to Employment Agreement


Amendment made as of this 26th day of February 2004 to the Employment Agreement dated as of February 2, 1999 (the "Employment Agreement") by and between Florida East Coast Industries, Inc. ("FECI"), a Florida corporation and ________________ ________ (the "Executive").

Witneseth

Whereas FECI and the Executive have previously entered into the Employment Agreement; and

Whereas FECI and the Executive desire to amend the Employment Agreement

Now, Therefore, the parties hereto agree that the Employment Agreement to be amended effective as of February 26, 2004, as follows:

         1. Section 4 of the Employment Agreement is hereby amended as follows:

                  a) Section 4.b (ii) is deleted in its entirety and replaced with the following provision:

                  FECI shall pay to the Executive in forty-eight (48) semi-monthly installments beginning 15 days following the Date of Termination an amount equal to twice the sum of the Executive's Annual Base Salary and the annual incentive bonus at target as set forth in Section 2(b)(ii) hereof.

         2. Except as expressly set forth herein, all other provisions of the Employment Agreement shall remain in full force and effect.

In witness whereof, the parties hereto have executed this amended Employment Agreement as of the day and year first written above.

                                           COMPANY:

                                           FLORIDA EAST COAST INDUSTRIES, INC.

                                           By
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                                           EXECUTIVE:


                                           By
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